Exhibit 99.1

FOR IMMEDIATE RELEASE	April 19, 2011
VERSAR, INC. ELECTS CYNTHIA A. DOWNES AS EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
Offices
Headquarters
Springfield, VA
Inside the U.S.
Sacramento, CA
Denver, CO
Louisville, KY
Baltimore, MD
Columbia, MD
Gaithersburg, MD
Germantown, MD
Charleston, SC
San Antonio, TX
Dugway, UT
Richmond, VA
Tidewater, VA
Outside the U.S.
Kabul, Afghanistan
Milton Keynes, UK
Baghdad, Iraq
Abu Dhabi, UAE
Manila, PH
Springfield, VA — Tuesday, April 19, 2011 — Versar, Inc. (NYSE Amex: VSR) announced that Cynthia A. Downes was elected Executive Vice President, Chief Financial Officer and Treasurer of Versar, Inc. reporting to Chief Executive Officer Tony Otten.
Ms. Downes has been Vice President and Chief Financial Officer of Environmental Design International, an engineering firm, based in Chicago, specializing in environmental and civil engineering. Ms. Downes also spent 15 years at Tetra Tech, (NASDAQ: TTEK) ultimately serving as Vice-President and Chief Financial Officer of Tetra Tech, EM Inc. Ms. Downes is a certified public accountant (Illinois). She received a B.S. from Purdue University and an MBA from Northwestern University (Kellogg) in 2002.
Tony Otten, CEO of Versar said, “The Versar Board and I are very pleased to have Cynthia join our management team. Cynthia has a strong track record of innovative solutions for growing concerns and brings a great deal of government contracting experience which will greatly aid in our growth and development.”
VERSAR, INC., headquartered in Springfield, VA, is a publicly held global project management company providing sustainable solutions to government and commercial clients in construction management, environmental services, munitions response, telecommunications and energy. VERSAR operates a number of web sites, including the corporate Web sites, www.versar.com, www.homelanddefense.com, www.geomet.com; www.viap.com; www.dtaps.com; www.adventenv.com, and www.ppsgb.com.
This press release contains forward-looking information. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be significantly impacted by certain risks and uncertainties described herein and in Versar’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended June 25, 2010, as updated from time to time in the Company’s periodic filings. The forward-looking statements are made as of the date hereof and Versar does not undertake to update its forward-looking statements.

Contact:	Michael J. Abram (703) 642-6706 Senior Vice President Email : mabram@versar.com

For more information, please contact Investor Relations at:
6850 Versar Center	Springfield, VA 22151	703.750.3000	Fax: 703.642.6842	www.versar.com